Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use, in the Registration Statement on Form S-1/A of Gold Horse International, Inc., of our report dated September 21, 2007 on our audits of the financial statements of Gold Horse International, Inc. as of June 30, 2007 and the results of its operations, stockholders’ equity and cash flows for each of the two years ended June 30, 2007 and 2006, and the reference to us in the caption “Experts.”

/s/ Kabani & Company, Inc.
Los Angeles, California

Dated: April 18, 2008